UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2018

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders held on April 19, 2018 (the “Annual Meeting”), the stockholders of Intuitive Surgical, Inc. (the “Company”) voted on the following three proposals, each of which is described in detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 2, 2018:
Proposal No. 1: To elect nine members to the Board of Directors to serve a one-year term expiring at the 2019 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-votes
Craig H. Barratt, Ph.D.	89,385,838	907,456	109,057	10,027,876
Michael A. Friedman, M.D.	88,868,859	1,424,933	108,559	10,027,876
Gary S. Guthart, Ph.D.	90,036,657	259,926	105,768	10,027,876
Amal M. Johnson	88,807,039	1,481,506	113,806	10,027,876
Keith R. Leonard, Jr.	89,771,639	517,760	112,952	10,027,876
Alan J. Levy, Ph.D.	87,587,425	2,756,187	58,739	10,027,876
Jami Dover Nachtsheim	89,770,335	518,200	113,816	10,027,876
Mark J. Rubash	89,747,500	539,492	115,359	10,027,876
Lonnie M. Smith	89,184,522	1,107,978	109,851	10,027,876
Each of the nominees nominated in Proposal No. 1 was elected.
Proposal No. 2: To consider and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-votes
86,144,619	4,146,290	111,442	10,027,876
Proposal No. 2 was approved on an advisory basis.
Proposal No. 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain
100,189,793	157,877	82,557
Proposal No. 3 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: April 23, 2018	By:	/s/ Jamie E. Samath
Name: Jamie E. Samath
Title: Vice President, Corporate Controller, and Principal Accounting Officer